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                                                                   Exhibit 10.11

                      PRIVATE PLACEMENT AGENCY AGREEMENT

This AGREEMENT, made effective as of the 30th day of December 1997, by and between NATIONAL ENVIRONMENTAL SERVICE CO., an Oklahoma corporation (the "Company"), and PEACOCK, HISLOP, STALEY & GIVEN, INC., an Arizona corporation (the "Agent"), as selling agent.

1. Description of the Offering. The Company proposes to offer and sell to Accredited "accredited Investors investors" within the meaning as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended, through the Agent hereby appointed as exclusive selling agent, on a "best efforts" basis (the "Offering"), up to 300,000 shares of the Company's Common Stock (the "Shares"), at a price of $2.00 per share. The Offering shall terminate the earlier of (i) the sale of 300,000 Shares totaling $600,000, (ii) January 15, 1998 (or if extended March 16, 1998), or (iii) an earlier termination date as described herein. (the "Offering Period"). The Offering Period may be extended for up to 60 days (through March 16, 1998) with the agreement of the Company and the Agent.

     All terms used herein, unless specifically defined herein, shall have the meanings as defined in the Confidential Private Placement Memorandum, dated December 1930, 1997 and any supplements thereto (collectively, as supplemented, the "Memorandum") and various documents to be executed on closing of the purchase of the Shares (the "Purchase Documents").

2. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to the Agent that:

     (a) The offer, offer for sale, and sale of the Shares have not been and will not be registered with the Securities and Exchange Commission (the "SEC"). The Shares shall be offered and sold pursuant to the exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (collectively, called the "Act"), provided by Sections 4(2) and 4(6) thereof. The Company will conduct the Offering in compliance with the requirements of Rule 506 of Regulation D ("Rule 506"), promulgated under the Act and with all other securities laws and rules and regulations (the "Rules and Regulations") applicable to the Company and to the Offering. The Company will, in a timely manner, file on Form D appropriate notices of the Offering with the SEC and will make any required filings with any applicable state securities regulatory authorities. The issuance, offer, sale and delivery of the Shares, in the manner and circumstances contemplated by the Memorandum and this Agreement, is an exempt transaction under the Act and does not require the registration of the Shares under the Act, as amended.

     (b) The Memorandum, with respect to the Shares, has been prepared by the Company in conformity with the applicable requirements of the Act.

     (c) Neither the SEC nor any state securities commission has issued any order
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preventing or suspending the Offering contemplated herein or use of the
Memorandum, as amended or supplemented, relating to the proposed Offering of the Shares nor instituted, or to the best knowledge of the Company contemplated instituting, proceedings for that purpose. Neither the Memorandum (including the exhibits, financial statements and schedules thereto), nor any amendment or supplement thereto, to be utilized in connection with the sale of the Shares, contains or will contain, as the case may be, any untrue statement of any material fact or omits or will omit to state any material fact necessary to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to the information provided in writing to the Company by the Agent expressly for use in the Memorandum.

     (d) Neither the Company nor any of its subsidiaries is in violation of or default under any provision of its articles of incorporation or bylaws or any of its agreements, leases, licenses, contracts, franchises, mortgages, permits, deeds of trust, indentures or other instruments or obligations to which it is a party or by which it or any of its properties is bound or may be affected (collectively, "Contracts"), which failure or default would materially adversely affect the business, properties, operations, financial condition or earnings of the Company and its subsidiaries taken as a whole ("Material Adverse Effect"). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, and in the Memorandum do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute, either with or without notice or the passage of time or both, a default under, any Contract to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective properties, is bound, or violate any statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any order, judgment or decree of any court or of any regulatory, administrative or governmental body or agency or arbitral forum having jurisdiction over the Company, any of its subsidiaries or any of their respective property, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries, or violate any of the provisions of the articles of incorporation or bylaws of the Company or any of its subsidiaries. No other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as has been obtained.

     (e) The Company shall provide to the Agent and to each purchaser, and his representatives, if any, such information, documents and instruments as may be reasonably requested and are required to be provided pursuant to Rule 506 and the laws of any state in which the offer or sale of securities has been approved by the Company and the Agent and to otherwise comply with such requirements.

     (f) The Company:

         (i) has not offered for sale or sold any Shares or other securities of the Company, the offer for sale or sale of which would be "integrated" under the standards of existing published rules and regulations under the Act with the offers for sale or sales of the Shares proposed to be made by Agent pursuant hereto in determining whether a public
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offering of the Shares has been made so as to render the exemption provided by
Section 4(2) of the Act or Rule 506 unavailable with respect to the Offering of the Shares hereunder by the Agent; and

         (ii) Shall not offer for sale or sell any Shares or other securities except and to the extent that any such offer for sale or sale shall not render unavailable the exemptions from registration and qualification requirements of applicable federal and state securities laws relied upon with respect to the Offering and sale of the Shares contemplated by this Agreement.

     (g) The Company and each of its subsidiaries is duly authorized to transact the business in which it is engaged and in which it proposes to engage as described in the Memorandum.

     (h) Since the respective dates as of which information is given in the Memorandum and other than as therein contemplated, neither the Company nor any of its subsidiaries has incurred, nor during the period of the Offering will it incur, any material liabilities or obligations contingent or otherwise, except in the ordinary course of business, or as set forth in the Memorandum and there has not been, and during the period of the Offering there will not be, any material adverse change in the business, assets, operations or condition of the Company, financial or otherwise.

     (i) The Company will notify the Agent immediately and confirm the notice in writing of the issuance by the SEC or by any state securities commission of any stop order suspending the effectiveness of any qualification of the Shares for sale, suspending the sale of the Shares or the use of the Memorandum, or of the initiation of any proceedings for any such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

     (j) The Company's Board of Directors consists of those persons listed in the Memorandum. Except as disclosed in the Memorandum, none of such persons is employed by the Company, nor is any of them affiliated with the Company, except for service on such Board of Directors.

     (k) Other than as disclosed in the Memorandum, neither the Company, nor to its knowledge, after due and diligent inquiry, any person other than the Agent, has made any representation, promise or warranty, whether verbal or in writing to anyone, whether an existing creditor or shareholder or not, that any of the Shares will be reserved for or directed to them during the proposed Offering.

     (l) Each of the Company and its subsidiaries has been incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification where the failure to do so would have a Material Adverse Effect. The Company has fully disclosed to the Agent the existence of each of its subsidiaries.
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     (m) Each of the Company and its subsidiaries possesses all requisite licenses, permits and other authorities which may be required to conduct its business, each of which remains in full force and effect in accordance with its terms, where the failure to possess the same would have a Material Adverse Effect. The government authority which issued each such license has not denied or threatened to revoke or suspend any such license, no investigation or proceeding is pending or threatened with respect to any such license and the Company has disclosed to the Agent and in the Memorandum any current unresolved dispute or disagreement between the Company or any subsidiary and any such governmental authority regarding the business or financial condition of the Company or any subsidiary or the Company's or any subsidiary's alleged lack of compliance with applicable laws, rules or regulations, which dispute or disagreement if resolved adversely to the Company would have a Material Adverse Effect.

     (n) The Company and each of its subsidiaries is conducting business in compliance with all applicable federal, state and local laws, rules and regulations, including, without limitation, ERISA, OSHA, environmental laws, rules and regulations, and all federal laws, except where the failure to so comply would not have a Material Adverse Effect on the business or financial condition of the Company.

     (o) All representations, warranties and covenants of the Company made to investors in the Subscription Agreement relating to the Shares are hereby made to the Agent and are incorporated herein by reference.

     (p) The Company has the legal right, corporate power and authority to enter into this Agreement on behalf of itself and to perform as contemplated thereby. This Agreement has been duly authorized, executed and delivered by the Company, and is legally binding upon and enforceable against the Company in accordance with its terms. All necessary and proper corporate proceedings have been or will be taken to validly authorize the Shares and no further approval or authority of the stockholders of the Company is required for the making and sale of the Shares as contemplated herein, and in the Memorandum.

     (q) The Shares conform with the statements concerning them in the Memorandum in all material respects, and there are no Contracts or other documents required to be described in the Memorandum or to be included as exhibits to the Memorandum in order to make the information therein not misleading which have not been described or included as required.

     (r) The consolidated financial statements of the Company, together with related Shares and schedules as set forth in the Memorandum, present fairly in all material respects the financial position and the results of operations of the Company and its subsidiaries, as at the dates and for the periods indicated. Such financial statements, schedules and related Shares have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial and statistical data and schedules included in the Memorandum present fairly the information shown therein and have been compiled on a
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basis consistent with the financial statements presented therein.

     (s) There is no action, suit or proceeding pending or, to the best knowledge of the Company after due inquiry, threatened against the Company before any court or regulatory, governmental or administrative agency or body, or arbitral forum, domestic or foreign, which might result in any Material Adverse Effect upon the business or condition (financial or otherwise) or results of operations or prospects for the future of the Company, except as set forth in the Memorandum. Neither the Company nor any of its subsidiaries is subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body or arbitral forum that would have a Material Adverse Effect upon the business of the Company. There are no labor disputes involving the Company that exist or are imminent which could have a Material Adverse Effect upon the conduct of the business, property, operations, financial condition or earnings of the Company.

     (t) The Company has good and marketable title to all of the properties and assets reflected as owned by it in either the financial statements or as described in the Memorandum, and such properties and assets are subject to no lien, mortgage, security interest, pledge or encumbrance (other than easements, if any) of any kind, except those (i) reflected in such financial statements or as described in the Memorandum; and (ii) that, individually or in the aggregate, would not have a Material Adverse Effect on the Company;

     (u) Each of the Company and its subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and has paid all tax assessments against it where the failure to file or pay would have a Material Adverse Effect. There is no income, sales, use, transfer or other tax deficiency or assessment which has been or might reasonably be expected to be asserted or threatened against the Company or its subsidiaries which could have a Material Adverse Effect upon the business operations or property or business prospects of the Company. Each of the Company and its subsidiaries has paid all sales, use, transfer and other taxes applicable to it and its business and operations.

     (v) Any material transactions among the Company and the officers, directors, and affiliates of the Company have been accurately disclosed in the Memorandum to the extent necessary to make the statements therein, in light of the circumstances under which the Memorandum is to be used, not misleading.

     (w) The Company maintains insurance of the types and in the amounts (with deductibles and retentions) which it deems adequate for its business and which is customary for companies in its industry, all of which insurance is in full force and effect.

     (x) Tullius Taylor Sartain & Sartain, who have certified the financial statements included in the Memorandum, are independent public accountants within the meaning of the Act.

     (y) The Company is in material compliance with all reporting requirements
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under Section 12(b), Section 12(g) or Section 15(d), as applicable, of the
Securities and Exchange Act of 1934, as amended ("Exchange Act"). The Company's Common Stock is traded on the NASDAQ SmallCap Market under the symbol "NESC." The Company shall, for a period of at least three years following the closing of this Offering continue to remain in material compliance with all of its reporting requirements under the Exchange Act and shall continue to cause its Common Stock to be traded on the NASDAQ SmallCap or National Markets or listed on a nationally recognized exchange.

3. Representations, Warranties and Covenants of the Agent. Agent represents, warrants and covenants to the Company that:

     (a) The Agent is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

     (b) This Agreement has been duly authorized, executed and delivered by the Agent and is a valid and binding agreement on the part of the Agent, except as its enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

     (c) The consummation of the transaction contemplated herein and those contemplated by the Memorandum will not result in a material breach of any of the terms or conditions of or constitute a default under any indenture, agreement or other instrument to which the Agent is a party which default would have a Material Adverse Effect upon the Agent or its business, or, assuming the accuracy of the representations and warranties of the Company made herein, violate any law or any order directed to the Agent of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Agent or its property.

     (d) The Agent is duly registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, as a broker-dealer and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and is duly registered as a broker dealer in those states in which it is required to be so registered in order to carry out the Offering contemplated by the Memorandum.

     (e) The Agent will conduct the Offering in compliance with the requirements of Rule 506 and in this regard it will:

         (i) During the course of the Offering, make every reasonable effort to avoid making representations other than those set forth in the Memorandum, and to the extent any representations other than those set forth in the Memorandum are made, not to make any untrue statements of a material fact or omit to state a material fact required to be stated or necessary to make any statement made not misleading concerning the Offering or any matters set forth in or contemplated by the Memorandum;

         (ii) Not offer, offer for sale or sell the Shares by any means prohibited
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by Rule 506;

         (iii) Limit its offer and sale of the Shares to persons who it has reasonable grounds to believe and, in fact, believes are "Accredited accredited Investorsinvestors," and maintain for the Agent's benefit and for the benefit of the Company, memoranda and other appropriate records substantiating the foregoing;

         (iv) Prior to the sale of any of the Shares, have reasonable grounds to believe and, in fact, believe that each subscriber alone or together with his duly appointed purchaser representative, if any, meets the suitability standards set forth in the Memorandum and it will prepare and maintain for its benefit and for the benefit of the Company, file memoranda and other appropriate records substantiating the foregoing, copies of which shall be delivered to the Company promptly upon receipt by the Agent;

         (v) Distribute no sales materials to prospective investors, other than the Memorandum, without the express written permission of the Company and refrain from providing any such permitted sales materials to any purchaser of the Shares unless such materials are accompanied or preceded by the Memorandum and are permitted for use in connection with the Offering under applicable state blue sky or securities laws and the Act;

         (vi) Provide each investor with a copy of the Memorandum during the course of the Offering and within a reasonable time prior to. such investor executing a Subscription Agreement; and

         (vii) Until the Closing Date (as defined below), if any event affecting the Company should occur which the Company, or its counsel, or the Agent or its counsel believe should be set forth in a supplement or amendment to the Memorandum, promptly distribute such supplement or amendment to the Memorandum to persons who have previously received a copy of the Memorandum from the Agent and who continue to be interested in the Company, and include such supplement or amendment in all further deliveries of the Memorandum. The Company shall, at its own expense, promptly prepare and furnish to the Agent a reasonable number of copies of each such supplement or amendment to the Memorandum for such distribution.

4. Further Undertakings of the Company. The Company represents, covenants and warrants that:

     (a) Except as set forth or otherwise contemplated in the Memorandum, the Company hereby covenants to the Agent that offers for sale or sales of Shares shall not be made by the Company, by any subsidiary or by any employee or agent of the Company or any subsidiary during the Offering without the prior approval of the Agent.

     (b) Until the Closing Date (as defined below), if any event affecting the Company, shall occur which, in the Company's or the Agent's opinion should be set forth in a supplement or an amendment to the Memorandum, the Company will forthwith, at its own expense, prepare and furnish to the Agent a reasonable number of copies of a
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supplement or amendment to the Memorandum so that it, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall not prepare or file any such amendment or supplement of which the Agent shall not previously have been advised and furnished with a copy or to which the Agent shall have reasonably objected in writing or which is not in compliance with the Act.

     (c) The Company will cause to be prepared, executed and timely filed with respect to the Offering, appropriate notices on Form D with the SEC, will promptly furnish the Agent and its counsel with a true and correct copy of each such notice and will take all action necessary or appropriate to comply with the laws, rules or regulations of each state in which the Company has authorized the Shares to be offered or sold.

     (d) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the use of proceeds section of the Memorandum.

     (e) Piggyback Registration of Common Stock.

         (i) If the Company proposes to register any of its securities under the Securities Act, on any registration statement, whether or not for its own account (other than by a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities, would not otherwise be available for the Shares or relates to any employee benefit plan or reorganization of the Company), it shall as expeditiously as possible give written notice to all persons purchasing Shares in the Offering ("Holders") of such Holders' "piggyback registration rights" as set forth in this Section 4(e). Upon the written request of any Holder made within 20 days after receipt of any such notice, the Company shall (subject to the additional terms hereof) include in the registration statement the Shares which the Company has been so requested to register by the Holder thereof and the Company shall keep such registration statement in effect and maintain compliance with each federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition (but in no event for a period greater than 120 days).

         (ii) If, at any time after giving written notice of its intention to register Shares in a "piggyback registration" but prior to the effective date of the related registration statement, the Company shall determine for any reason not to register any of its securities, the Company shall give notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Shares in connection with such piggyback registration. All best efforts obligations of the Company shall cease if the Company determines to terminate prior to such effective date any registration pursuant to this Section 4(e).

         (iii) If a piggyback registration involves an offering by or through underwriters, all Holders requesting to have their Shares included in the Company's registration statement must sell their Shares to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders, and any Holder
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requesting to have its Shares included in such registration statement may elect in writing, not later than three business days prior to the effectiveness of the registration statement filed in connection with such registration, not to have its Shares so included in connection with such registration.

         (iv) If a piggyback registration involves an offering by or through underwriters, the Company, except as otherwise provided herein, shall not be required to include Shares therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each Holder requesting to have Shares included in the Company's registration statement that such inclusion would materially adversely affect such offering, provided that if other selling shareholders who are employees, officers, directors or other affiliates of the Company have requested registration of securities in the proposed offering, the Company will reduce or eliminate such other selling shareholders' securities before any reduction or elimination of Shares held by Holders, and any such reduction or elimination (after taking into account the effect of the preceding clause) shall be pro rata to all other holders of the securities of the Company exercising registration rights similar to those set forth herein in proportion to the respective number of Shares such holders have requested to be registered.

         (v) The Company shall pay all expenses in connection with the registration of Shares other than underwriters' fees, discounts, concessions or expenses, but including the fees of one attorney (as mutually agreed upon by the Company and the Holders holding a majority of the Shares) to represent the selling Holders. All fees and expenses (other than registration expenses otherwise required to be paid) of any managing underwriter, any co-manager or any independent underwriter or other independent price required under the rules of NASD shall be paid for by such underwriters.

         (vi) The Company's obligation to provide "piggyback registration" to Holders of Shares under this Section 4(e) shall cease upon the Shares being generally tradable by non-affiliates of the Company under Rule 144 as promulgated under the Securities Act or any successor thereto.

         (vii) (1) In connection with any registration statement relating to disposition of Shares, the Company shall indemnify and hold harmless each Holder and each underwriter of Shares and each person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Holder or underwriter (or any person controlling such Holder or underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of the Shares if such untrue statement or omission or alleged untrue statement or omission was made in such registration statement, prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Holder or underwriter specifically for use therein. The Company shall also indemnify selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the Holders if requested. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

               (2) In connection with each registration statement, each Holder shall indemnify, to the same extent as the indemnification provided by the Company in Section [need reference here]____(g)(i)4(e) (vii) (1), the Company, its directors and each officer who signs the registration statement and each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the registration statement, the prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus, registration statement or preliminary prospectus or any amendment thereof or supplement thereto.

               (3) In connection with each registration statement relating to the disposition of Shares if the indemnification provided for in subsection (a) hereof is unavailable to an indemnified party thereunder in respect to any losses, claims, damages or liabilities referred to therein, then the Company shall in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities. The amount to be contributed by the Company hereunder shall be an amount which is in the same proportionate relationship to the total amount of such losses, claims, damages or liabilities as the total net proceeds from the offering (before deducting expenses) of the Shares bears to the total price to the public (including underwriters' discounts) for the offering of the Shares covered by such registration.

5. State Securities Filings. The Company further represents, warrants and covenants that:

     (a) It shall take all necessary action and file all necessary forms and documents to be filed in connection with an offering exempt from registration pursuant to the National Securities Markets Improvements Act of 1996 in the State of Arizona, in each of the other states listed on Exhibit A hereto and in such other states as the Agent and the Company mutually agree upon.

     (b) In each jurisdiction where the Shares have been offered in an exempt transaction as provided above, the Company will make and file such statements, documents, materials and reports in each year and take all other actions as are or may be required to be made or filed by the Company by the laws of each jurisdiction.

     (c) The Company will promptly provide to the Agent for delivery to all purchasers and their representatives any additional information, documents and instruments which the Agent or the Company deem necessary to comply with the rules, regulations and judicial and administrative interpretations with respect to compliance with such exemption from registration requirements in those states where the Shares are to be offered or sold.

6.   Appointment of the Agent and Nature of the Offering.

     (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company hereby appoints the Agent as its exclusive agent to effect sales of the Shares during the period prescribed in Section 6(b) and upon the terms and conditions set forth in the Memorandum. The Agent hereby accepts such appointment and agrees, as agent for the Company, to use its best efforts to find purchasers for the Shares.

     (b) The Offering shall commence on the date designated by the Agent and shall continue until the earlier of (i) the sale of 300,000 Shares totaling $600,000, (ii) January 15, 1998 (or if extended March 16, 1998), or (iii) an earlier termination date as described herein (the "Offering Period"). The Offering Period may be extended for up to 60 days with the agreement of the Company and the Agent.

     (c) Payment for Shares sold is to be made by the investors by certified or bank cashier's check(s) drawn to the order of the Company, or by wire transfer of funds as the investors shall elect, against delivery of Shares. Such payment and delivery is to be made at the offices of the Agent set forth in Section 14 hereof at 10:00 A.M., Phoenix time, on the fifth business day after the sale of such Shares or at such other time, date and place not later than seven business days thereafter as the Agent and the Company shall agree upon. The time and date after the termination of the Offering pursuant to Section 6(cb) on which the final transfer of funds due the Company hereunder is being herein referred to as the "Closing Date." The Shares shall be represented by certificates in definitive form, and shall be made to the order of such holders as the Agent requests in writing not later than the third full business day prior to the Closing Date, and shall be made available for inspection by the Agent prior to the Closing Date at the offices of the Agent Shared stated in Section 14. As used herein, "business day" means a day other than (i) a Saturday or a Sunday or
(ii) a day on which banks in Arizona are authorized or obligated by law or executive order to be closed.

     (d) Upon the successful consummation of the Offering, the Agent shall be entitled to (i) a commission equal to five percent (5 %) of the gross amount raised through the sale of the Shares and, in addition thereto, (ii) reimbursement for all expenses incurred by the Agent in connection with the sale of the Shares, including the fees and expenses of Agent's legal counsel incurred in connection with this Agreement, the Purchase Documents and the Offering (which shall be in addition to the commission set forth in the foregoing clause
(i)) and (iii) a warrant to purchase 50,000 shares of the Company's Common Stock exercisable at a price of $2.00 per share for a period of five years. On the Closing Date, the Agent shall deduct the commission and the expense reimbursement from the proceeds received from the sale of the Shares prior to transmitting payment to the Company. The Company shall remit any unpaid commission or reimbursement due the Placement Agent no later than five days from the Closing Date.

     (e) The Agent has not assumed, will not assume nor will it be permitted to assume any duties, responsibilities or obligations regarding the management, operations or any of the business affairs of the Company after the Closing Date. The Agent shall be held harmless by the Company from and against any claim, suit, loss, damage, liability or action by or against the Company based upon or arising out of the assertion that the Agent has any continuing duty or obligations after the Closing Date to the Company, except the indemnification obligations as set forth in Paragraph 11 of this Agreement.

7. Expenses of Sale. Subject to Section 6(ed) of this Agreement, the Company will pay all reasonable costs, expenses and fees in connection with the Offering or incident to the performance of the obligations of the Company hereunder including, but not limited to, the fees and expenses of the Company, the fees and expenses of the Company's counsel and accounting firm, the fees and expenses of the Agent's counsel, the cost of qualifying the offer and sale of the Shares in various states for an exemption from state registration requirements, the cost of printing and delivering to, or as requested by, the Agent the Shares and copies of the Memorandum and other documents related to the Offering, and any transfer taxes imposed on the sale of the Shares. If the transactions contemplated by this Agreement shall not be consummated because this Agreement is terminated by the Agent pursuant to Section 8 or 12 hereof, because this Agreement is terminated automatically pursuant to Section 6(b), hereof because the Agent, despite its best efforts, was unable to sell the Shares, or because of a decision by the Company to terminate or delay the Offering for any reason or a failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, then in lieu of the foregoing provisions in this Section 7 (and without prejudice to all other rights and remedies which the Agent may have against the Company at law and in equity, and which are in accordance with the NASD's Rules of Fair Practice) the Company shall reimburse the Agent upon demand and on an accountable basis for all reasonable out-of-pocket costs and expenses, including all fees and disbursements of the Agent's counsel, actually incurred by the Agent in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing its obligations hereunder.

8. Conditions to the Agent's Obligations. The Company's right to receive payments and the obligations of the Agent hereunder shall be subject to the accuracy of and compliance with, as of the date hereof and on the Closing Date, the representations, covenants and warranties contained herein, to the performance by the Company of its obligations hereunder required to be performed on or before the Closing Date and to the following additional conditions:

     (a) No stop order suspending the Offering contemplated herein or use of the Memorandum, as amended or supplemented, shall have been issued and no proceedings for that purpose shall have been taken or, to the best knowledge of the Company, after due inquiry, shall be contemplated by the SEC or any state securities commission.

     (b) The Agent shall have received on the Closing Date the opinion of Conner & Winters, counsel for the Company, in a form reasonably satisfactory to the Agent. Such opinion shall be dated as of the Closing Date and addressed to the Agent.

     (c) The Agent shall have received on the Closing Date a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date, each of them jointly and severally represents as follows:

         (i) No stop order suspending the Offering contemplated herein or use of the Memorandum has been issued, and no proceedings for such purpose have been taken or are, to the best of their knowledge, after due inquiry, contemplated or threatened by the SEC or any state securities commission;

         (ii) They do not know of any material investigation, litigation, or proceeding instituted, threatened or contemplated against the Company which is not disclosed in the Memorandum. The representations and warranties of the Company contained in Section 2 hereof are true and correct in all material respects as of the Closing Date as if such representations and warranties were made as of such date;

         (iii) They have carefully examined the Memorandum and, in their opinion, at the time the Memorandum was distributed or used or at the Closing Date and through the date the Offering is terminated, the statements contained in the Memorandum were and are correct, in all material respects, and such Memorandum does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in their opinion, no event has occurred which should be set forth in a supplement to or an amendment of the Memorandum which has not been so set forth in such supplement or amendment; and

         (iv) The Company has performed all of its obligations pursuant to this Agreement and the Purchase Agreement.

     (d) The Company shall have furnished to the Agent such further certificates and documents confirming the representations, warranties and covenants contained herein and related matters as the Agent may reasonably have requested.

     The opinions and letters described in this Agreement shall be addressed to the

Agent. The opinions, letters and certificates described in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all respects satisfactory in form and substance to the Agent and to counsel for the Agent.

     If any of the conditions herein above provided for in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Agent hereunder may be terminated by the Agent by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date. In such event, the Company and the Agent shall not be under any obligation to each other (except to the extent provided in Sections 7 and 11 hereof).

9. Conditions of Company's Obligations. The obligations of the Company (other than its obligations under Sections 7 and 11 hereof) shall be subject to (i) the accuracy as of the date hereof and on the Closing Date of the representations and warranties contained in Section 3 hereof, (ii) the performance by the Agent of all its obligations pursuant to this Agreement required to be performed prior to the Closing Date, and (iii) the successful completion of the Offering by the Agent in the manner described in Section 6.

     If any of the conditions herein above provided for in this Section 9 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Company hereunder may be terminated by the Company by notifying the Agent of such termination in writing or by telegram at or prior to the Closing Date. In such event, the Company and the Agent shall not be under any obligation to each other (except to the extent provided in Sections 7 and 11 hereof).

10. Agent's Authority. It is understood and agreed that neither the Agent nor any of its representatives is authorized to make any representations on behalf of the Company other than those contained in the Memorandum or to act as the agent of the Company in any other capacity except as expressly set forth herein.

11.  Indemnification and Contribution.

     (a) The Company will indemnify and hold the Agent harmless against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject under the Act, the various state securities acts or otherwise, insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, any other documentation prepared by the Company or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except, however, any misstatements or omissions provided to the Company for inclusion in the Memorandum under the section captioned "Terms of the Offering" by the Agent, and/or (2) a breach by the Company of the representations, covenants or warranties contained in this Agreement; and will reimburse the Agent for any legal or other expense reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the preceding sentence, the Company shall in no event be liable for any lost profits or loss of bargain damages of the Agent.

     The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of the Agent's officers, directors and counsel, and each person, if any, who "controls" the Agent.

     (b) The Agent will indemnify and hold the Company harmless against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Act, the various state securities acts or otherwise, insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum under the section captioned "Terms of the Offering," which arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading insofar as and only insofar as any such misstatement or omission was contained in any material provided the Company in writing by the Agent for inclusion in the Memorandum, and/or (ii) a breach by the Agent of the representations, covenants and warranties contained in Paragraph 3 of this Agreement; and will reimburse the Company for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the preceding sentence, the Agent shall in no event be liable for any lost profits or loss of bargain damages of the Company.

     The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of the Company's officers, directors and counsel, and each person, if any, who "controls" the Company.

     (c) Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to this Section 11, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subparagraph. In case any such action shall be brought against such indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel approved by the indemnified party. The indemnified party shall not be responsible for any legal or other expenses incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

     (d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under Section 11 (a) or
(b) above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the Offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements, omissions or breaches which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total commissions received by the Agent, in each case as set forth in the Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 11 (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this Section 11 (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11 (d), (i) the Agent shall not be required to contribute any amount in excess of the commission received by it, and (ii) no person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     In any proceeding relating to the Memorandum or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 11(d) hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him as an additional defendant in any such proceeding in which such other contributing party is a party.

12. Termination. This Agreement may be terminated by the Agent by notice to the Company as follows:

     (a) at any time prior to the Closing itself if any of the following has occurred:

         (i) since the respective dates as of which information is given in the Memorandum, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company, or the earnings, business affairs, management or business prospects of the

Company, whether or not arising in the ordinary course of business;

         (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets or economic conditions would, in the Agent's reasonable judgment, make the offering or delivery of the Shares impracticable;

         (iii) suspension of trading in securities on the New York Stock Exchange, Inc. or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchangee;

         (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any code or other governmental authority which in the Agent's reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company;

         (v) declaration of a banking moratorium by either federal, Oklahoma or Arizona authorities;

         (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Agent's reasonable opinion has a Material Adverse Effect on the securities markets in the United States or the prospects of the Company; or

         (vii) if the Agent's "due diligence" review discloses information which (a) is in any material respect inconsistent with the information previously provided to the Agent; (b) discloses materially adverse matters concerning the business (past, current or prospective) of the Company or any its subsidiaries not previously fully disclosed to the Agent; or (c) would require any material amendment or modification to the drafts of the Memorandum previously circulated to reflect additional risk factors or significant adverse changes; and

     (b) as provided in Section 6(b) or 8 of this Agreement

13. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company and Agent, herein or in certificates delivered pursuant hereto, and the indemnity agreement contained in Paragraph 11 hereof, shall survive the delivery, execution and closing hereof and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling person, the Company, and shall survive delivery of the Shares hereunder. The indemnification provisions of Paragraph 11 hereof are in addition to any and all other remedies for any breach of any representation, warranty or covenant made or given by one or more parties to any other party.

14. Notices. All notices requires or permitted hereunder shall be in writing and shall be mailed, delivered or telegraphed to the following addresses:

If to the Agent:          Peacock, Hislop, Staley & Given, Inc.
                          2999 North 44th Street, Suite 100
                          Phoenix, Arizona 85018
                          Attention: Thomas L. Thomas, Senior Vice President

with a copy to:           Gallagher & Kennedy
                          2600 North Central Avenue
                          Phoenix, Arizona 85004-3020
                          Attention:  Thomas J. Morgan, Esq.

If to the Company:        National Environmental Service Co.
                          12331 East 60th Street
                          Tulsa, Oklahoma  74146
                          Attention:  Eddy Patterson, President

with a copy to:           Conner & Winters A Professional Corporation
                          3700 1st Place Tower
                          15 East Fifth Street
                          Tulsa, Oklahoma  74103
                          Attention:  Lynnwood More, Jr., Esq.

Any such notices shall be either (a) sent by certified mail, return receipt requested, in such case notice shall be deemed delivered three (3) business days after deposit, postage prepaid in the U.S. mail, or (b) sent by personal delivery or by a nationally recognized overnight courier, in which case it shall be deemed delivered upon receipt if personally delivered or one (1) business day after deposit with an overnight courier. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

15. Parties. This Agreement shall inure to the benefit of and be binding upon the Agent and the Company and each of their respective successors and assigns and, if expressly applicable, their affiliates. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns, affiliates, and the controlling persons, officers, directors and counsel referred to in Paragraph 11, any legal or equitable right, remedy or claim under or with respect to this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto. No purchaser of any of the Shares shall be construed a successor assign by reason merely of such purchase.

16. Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegally or invalidity shall not affect the validity of the remainder hereof.

17. Captions. The captions or headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

18. Applicable Law. This Agreement and all disputes and controversies relating hereto or in connection with the transactions contemplated hereby shall be governed and construed in accordance with the internal laws of the State of Arizona without regard to choice or conflict of law principles. Personal jurisdiction and venue in any action arising hereunder shall be in a court of competent subject matter jurisdiction in Maricopa County, Arizona.

19. Prior Agreements. This Agreement supersedes all prior agreements, oral or written, covered in the same subject matter.

20. Counterparts. This Agreement and any notices delivered hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any and all notices may be delivered by telecopy and shall be effective upon receipt, with the original of such document to be deposited promptly in the U.S. Mail.

IN WITNESS HEREOF, the parties hereto have executed this Agreement this 15th day of January 1998, to be effective as of the date first written above.

NATIONAL ENVIRONMENTAL                   PEACOCK, HISLOP, STALEY
SERVICE CO.                              & GIVEN, INC.

By: /s/ Eddy Patterson                   By: /s/ Tom T. Thomas
Name: Eddy Patterson                     Name: Tom T. Thomas
Title: President                         Title: Managing Director

EXHIBIT A

States


Arizona

California

Idaho

Michigan

Minnesota

Montana

Oklahoma


(C) Peacock, Hislop, Staley & Given, Inc. 1998

                                                                   Exhibit 10.11


January 14, 1998

Mr. Eddy Patterson
President
National Environmental Service Co.
12331 East 60th Street
Tulsa, Oklahoma  74146


Dear Mr. Patterson:

This letter shall serve as the formal agreement between National Environmental Service Co. and Peacock, Hislop, Staley & Given, Inc. that the Private Placement Agency agreement made effective as of December 30, 1997 shall be amended to reflect such terms as set forth in the First Supplement the Confidential Private Placement Memorandum dated January 12, 1998 a copy of which is attached hereto.

Agreed to this 15th  day of January, 1998

PEACOCK, HISLOP, STALEY                         NATIONAL ENVIRONMENTAL
& GIVEN, INC.                                   SERVICE CO.

By:  Mr. Thomas L. Thomas                       By: Mr. Eddy Patterson
Managing Director                               President
Capital Markets Group

                                                                   Exhibit 10.11


                       National Environmental Service Co.
       First Supplement to the Confidential Private Placement Memorandum
                       Supplement dated January 12, 1998

This First Supplement dated January 12, 1998 supplements the Confidential Private Placement Memorandum dated December 30, 1997 (the "Memorandum") and must be read together with the Memorandum. All section references herein correspond to the Memorandum and all capitalized terms used herein, unless otherwise indicated, shall have the meaning set forth in the Memorandum. All terms and conditions of the Offering, unless amended herein, shall be as set forth in the Memorandum.

                         Changes in the Offering Terms

The purpose of this Fist Supplement is to:

disclose the increase to the Offering amount up to 400,000 shares  of Common
Stock;

disclose the Company's agreement to provide "piggyback" registration rights relating to the Shares; and,

correct a misstatement in the Risk Factors section of the Memorandum.

                             Effects of the Changes

The increase of the Offering amount up to 400,000 shares from 300,000 will, assuming the Offering is fully subscribed and sold, have the effect of:

increasing the total proceeds received from the Offering to up to $800,000 from $600,000;

increasing the maximum placement fee to up to $40,000 from $30,000; and,

increasing the net proceeds to the Company to up to $760,000 from $570,000.

The Company has agreed to grant certain registration rights to the holders of Shares purchased in the Offering. In the event that the Company files a registration statement with the Securities and Exchange Commission, except for registrations related to employee benefit plans or corporate reorganizations, the holders of the Shares purchased in the Offering will be notified and, subject to the following, be allowed to include ("piggyback") Shares in such registration. With respect to any registration related to an underwritten offering of the Company's securities, the number of Shares included in such registration may be reduced or eliminated as determined by the underwriter in such offering. The Company will bear the cost and expenses associated with any such registration of Shares except for selling commissions or underwriter discounts associated with the Shares sold in any such registered offering. These registration rights will lapse upon the Shares being generally tradable under Rule 144 of the Securities Act (currently one year from the closing of the Offering).

                   Correction to Private Placement Memorandum

In the risk factor titled "Environmental Liability" on page 7 of the Memorandum, it is misstated that the Company has general liability insurance which provides for $2 million of coverage per occurrence. Instead, the Company's insurance policy provides for $1 million of coverage per occurrence with a $2 million aggregate limit.

                             Status of the Offering

The Company and the Placement Agent have agreed to increase the offering amount of the Offering to 400,000 Shares from 300,000 Shares of Common Stock and to provide "piggyback" registration rights to holders of the Shares. As of the date of this supplement, the Placement Agent has received subscriptions for the purchase of approximately 325,000 shares.